UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 23, 2014

AnythingIT, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-54540	22-3767312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17-09 Zink Place, Unit 1, Fair Lawn, NJ	07410
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(877) 766-3050

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 23, 2014 AnythingIT, Inc. entered borrowed $96,960 from Redwood Fund II, LLC under the terms of a 10% convertible note in the principal amount of $101,000 representing an original issuance discount of 4%.  The principal and interest under the convertible note is due on November 23, 2014.  We may prepay the note at any time at 130% of the principal amount of the note, however, the full amount of interest at the rate of 10% per annum from the date of the note until the fixed maturity date is payable by us regardless of any prepayment.  The issuance and sale of the note was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that act.  We did not pay any commissions or finder’s fees in this transaction and used the proceeds to retire an outstanding convertible note in the amount of $70,213 due Asher Enterprises, Inc. which was maturing in October 2014.

The note is convertible at any time after the issuance date at the holder’s option into shares of our common stock at a conversion price with is the lesser of (i) $0.00009 per share, or (ii) of 60% of the lowest traded price of our common stock for the 20 trading days prior to conversion.  The conversion price is subject to adjustment under certain events, including if we should (i) pay a dividend on our common stock or any other equity security or equity equivalent security which is payable in shares of our common stock, (ii) effective a combination or split of our common stock, or (iii) upon a reclassification of our common stock issue or sell shares of our common stock at less than the then conversion price.  The holder’s ability to convert the note, however, is limited in that it will not be permitted to convert any portion of the note if the number of shares of our common stock beneficially owned by the holder and its affiliates, together with the number of shares of our common stock issuable upon any full or partial conversion, would exceed 9.99% of our outstanding shares of common stock.  The holder has the right to waive this term upon 61 days' notice to us.

All amounts due under the note become immediately due and payable by us upon the occurrence of an event of default, which includes (i) our failure to pay the amounts due at maturity, (ii) our failure to timely file reports pursuant to our reporting obligations under the Securities Exchange Act of 1934, (iii) a breach of the covenants, representations or warranties under the note, or (iv) the appointment of a trustee, a liquidation of our company or the filing of a bankruptcy petition.  If we should fail to pay the principal and interest within three business days of the maturity date, for the first 30 calendar days from the maturity date until paid we are also obligated to pay the lender a late fee of $1,000 per day.

The foregoing descriptions of the convertible note is qualified in its entirety by reference to the note which are filed as Exhibit 4.11 to this report.

Item 7.01           Regulation FD Disclosure.

On May 28, 2014, AnythingIT, Inc. released a press release announcing that it had retired a debt obligation due Asher Enterprises, Inc.  A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information appearing in this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of AnythingIT, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01       Financial Statements and Exhibits.

Exhibit No.                                           Description

4.11	10% Convertible Note in the amount of $101,000 to Redwood Fund II, LLC
99.1	Press release dated May 28, 2014

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTHINGIT INC.

Date: May 28, 2014	By: /s/ David Bernstein
David Bernstein, Chief Executive Officer

Index to Exhibits

Exhibit No.                                           Description

4.11	10% Convertible Note in the amount of $101,000 to Redwood Fund II, LLC
99.1	Press release dated May 28, 2014